EXHIBIT 3.3

    BYLAWS OF PRO SQUARED, INC.  (A TEXAS CORPORATION)

                               ARTICLE I - OFFICES

The registered office of PRO SQUARED, INC. ("CORPORATION") shall be located in the City and State designated in the Articles of Incorporation. The Corporation may also maintain offices at such other places within or without the State of Texas as the Board of Directors may, from time to time, determine.


                      ARTICLE II - MEETING OF SHAREHOLDERS

SECTION  2.1  -  ANNUAL  MEETINGS:  (Article 2.11)     The annual meeting of the
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shareholders  of  the  Corporation  shall be held within or without the State of
Texas, on the date and at the time fixed, from time to time, by the Directors of the Corporation, provided that the first annual meeting shall be held on a date within thirteen months after organization of the Corporation and all such subsequent annual meeting shall be held within a period of thirteen months after the last annual meeting.

Any business may be transacted at an annual meting, except as otherwise provided by law or by these bylaws. Failure to designate a time for the annual meeting or to hold the annual meeting at the designated time shall not work a dissolution of the corporation.

SECTION  2.2  - SPECIAL MEETINGS:  [Article 2.24(c)]     Special meetings of the
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shareholders  shall be held within or without the State of Texas.  Such meetings may be called at any time by the Board of Directors or by the President, and shall be called by the President or the Secretary at the written request of the holders of not less than ten per cent (10%) of the shares then outstanding and entitled to vote thereat.

Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting.

SECTION  2.3  -  PLACE  OF  MEETINGS:  [Article  2.24(c)]     All  meetings  of
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shareholders  shall  be  held at the registered office of the Corporation, or at such other places as shall be designated in the notices or waivers of notice of such meetings.

The annual meeting of shareholders may be held in any manner permitted by law or these bylaws at any place within or without the State of Texas designated by the board of directors.

Special meetings of shareholders may be held in any manner permitted by law or these bylaws at any place within or without the State of Texas designated by the President, if he shall call the meeting, or the board of directors, if it shall call the meeting.

Subject to the provisions herein for notice of meetings, meetings of shareholders may be held by means of conference telephone or similar communications equipment by means of which all participants can hear each other.

SECTION  2.4  -  NOTICE OF MEETINGS:  (Article 2.25)     (a)  Written or printed
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notice  of  each meeting of shareholders, whether annual or special, stating the time when and place where it is to be held, shall be served either personally or by mail, by or at the direction of the president, the secretary, or the officer or the person calling the meeting, not less than ten or more than sixty days before the meeting, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law..
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*  All  references to Sections in these Bylaws refer to those sections contained in Volume 3A of the Texas Business Corporation Act, unless otherwise stated in these Bylaws.

Notice of a special meeting shall also state the business to be transacted or the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting.

If, at any meeting, action is proposed to be taken that would, if taken, entitle shareholders to receive payment for their shares pursuant to the Business Corporation Act, the notice of such meeting shall include a statement of that purpose and to that effect.

If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder as it appears on the share transfer records of the corporation, unless he shall have previously filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case, it shall be mailed to the address designated in such request, with the postage thereon prepaid.

(b) Notice of any meeting need not be given to any person who may become a shareholder of record after the mailing of such notice and prior to the meeting, or to any shareholder who attends such meeting, in person or by proxy, without protesting the lack of notice thereof, or to any shareholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Notice of any adjourned meeting of shareholders need not be given, unless otherwise required by statute.

Subject to the provisions herein for notice of meetings, meetings of shareholders may be held by means of conference telephone or similar communications equipment by means of which all participants can hear each other.

SECTION  2.5  -  QUORUM:  (Article  2.28)     (a)  Except  as otherwise provided
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herein,  or  by  statute, or in the Articles of Incorporation (such Articles and any amendments thereof being hereinafter collectively referred to as the "ARTICLES OF INCORPORATION"), a quorum shall be present at all meetings of shareholders of the Corporation, if the holders of a majority of the shares entitled to vote on that matter are represented at the meeting in person or by proxy.

The subsequent withdrawal of any shareholder from the meeting, after the commencement of a meeting, or the refusal of any shareholder represented in person or by proxy to vote, shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

(b) Except as otherwise provided by statute, the Articles of Incorporation or these bylaws, and despite the absence of a quorum at any meeting of shareholders, the shareholders, by a majority of the shares, entitled to vote, represented in person or by proxy at that meeting votes cast by the holders of shares entitled to vote thereon, may adjourn the meeting.

At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been present.

SECTION  2.6 - VOTING:  (Article 2.28, 2.29)     Whenever any action, other than
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the  election  of  directors, requires or otherwise is submitted for the vote or concurrence of the corporation's shareholders, the requisite vote or concurrence of the corporation's shareholders required to approve or consent to such proposed action shall be the affirmative vote or concurrence of the holders of at least a majority of the issued and outstanding shares of the corporation entitled to vote on that action and represented in person or by proxy at a meeting of shareholders at which a quorum is present, unless the articles of incorporation provide for the affirmative vote or concurrence of a greater portion of the shares entitled to vote on that matter.

(a) Each outstanding share shall be entitled to one vote on each matter submitted to a vote of shareholders, except if and to the extent permitted by the Texas Business Corporation Act, as the same exists or hereafter may be amended from time to time (the "Texas Act").

(b) Except as otherwise provided by statute, the Articles of Incorporation, or these bylaws, at each meeting of shareholders, each shareholder of the Corporation entitled to vote thereat, shall be entitled to one vote for each share registered in his name on the books of the Corporation.

(c) Any shareholder entitled to vote or to express consent or dissent without a meeting, may do so either in person or by proxy, so long as such proxy is executed in writing by the shareholder himself, or by his attorney-in-fact thereunto duly authorized in writing.

A telegram, telex, cablegram, or similar transmission by the shareholder, or as a photographic, photo static, facsimile, or similar reproduction of a writing executed by the shareholder shall be treated as a valid proxy.

No proxy shall be valid after the expiration of eleven months from the date of its execution, unless otherwise provided in the proxy. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.

(d) Any resolution in writing, signed by all of the shareholders entitled to vote thereon, shall be and constitute action by such shareholders to the effect therein expressed, with the same force and effect as if the same had been duly passed by unanimous vote at a duly called meeting of shareholders and such resolution so signed shall be inserted in the MINUTE BOOK OF THE CORPORATION under its proper date.

SECTION  2.7  -  LIST  OF SHAREHOLDERS.          At least ten (10) days prior to
each shareholders' meeting, a complete list of shareholders entitled to vote thereat, arranged in alphabetical order, with the address of, and number of shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books and filed at the registered office of the corporation.

Each such list of shareholders shall be subject to inspection by any shareholder during usual business hours for a period of ten (10) days prior to the subject shareholders' meeting, shall be produced at such meeting and at all times during such meeting shall be subject to inspection by any shareholder.

SECTION  2.8  -  ACTION  BY  WRITTEN  CONSENT.     Subject  to the provisions of
Section  A  of  Article  9.10  of  the  Texas  Act:

     (a) Any action required or permitted by statute, the articles of incorporation or these bylaws to be taken at a meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent(s) in writing, setting forth the action so taken, SHALL BE SIGNED BY THE HOLDER(S) OF ALL THE SHARES entitled to vote with respect to the action that is the subject of the consent.

     (b) ONLY IF EXPRESSLY PROVIDED BY THE CORPORATION'S ARTICLES OF INCORPORATION, any action required or permitted by statute, the articles of incorporation or these bylaws to be taken at a meeting of shareholders may, pursuant to the corporation's articles of incorporation, be taken without a meeting, without prior notice, and without a vote, if a consent(s) in writing, setting forth the action so taken, shall be signed by the holder(s) of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

Every written consent signed by the holders of less than all shares entitled to vote with respect to the action that is the subject of the consent shall bear the signatures of each shareholder who signs the consent.

No written consent signed by the holders of less than all shares entitled to vote with respect to the action that is the subject of the consent shall be effective to take the action that is the subject of the consent unless, within 60 days after the date of the earliest dated consent delivered to the corporation in the manner required by this Section 8, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the corporation by delivery to its registered office, registered agent, principal place of business, transfer agent, registrar, exchange agent or an officer or agent of the corporation having custody of the books in which proceedings of meetings of shareholders is recorded.

Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the corporation's principal place of business shall be addressed to the principal executive officer of the corporation.

     (c) A telegram, telex, cablegram or similar transmission by a shareholder, or a photographic, photo static, facsimile or similar reproduction of a writing signed by a shareholder, shall be regarded as signed by the shareholder for purposes of this Section 8.

     (d) Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

     (e) If any action by shareholders is taken by written consent, any articles or documents filed with the Secretary of State as a result of the taking of the action shall state, in lieu of any statement required by the Texas Act concerning any vote of shareholders, that written consent has been given in accordance with the provisions of Article 9.10A of the Texas Act and that any written notice required by Article 9.10A of the Texas Act has been given.


                        ARTICLE III - BOARD OF DIRECTORS

SECTION  3.1  - NUMBER, ELECTION AND TERM OF OFFICE: (Article 2.32)     (a)  The
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first  Board  of  Directors  and  all subsequent Boards of the Corporation shall consist of five (5), unless and until otherwise determined by vote of a majority of the entire Board of Directors. There shall be any number of Directors.*

(b) Except as may otherwise be provided herein or in the Articles of Incorporation, the members of the Board of Directors of the Corporation, who need not be shareholders, shall be elected by a majority of the votes cast at a meeting of shareholders, by the holders of shares entitled to vote in the election.

(c) The first Board of Directors shall hold office until the first annual meeting of shareholders and until their successors have been duly elected and qualified. Thereinafter, directors will be elected at the annual meeting of shareholders and shall hold office until the annual meeting of the shareholders next succeeding his election or until his prior death, resignation or removal.

SECTION 3.2 - DUTIES AND POWERS:  (Article 2.31)          The Board of Directors
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shall be responsible for the control and management of the business and affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except as are in the Articles of Incorporation or by statute expressly conferred upon or reserved to the shareholders.

*Note that there is no minimum number of directors in Texas. However, the Corporation may place a minimum number of Directors in this section of the bylaws if it so desires.


SECTION  3.3 - REGULAR MEETINGS; NOTICE:  (Article 2.37)          (a)  An annual
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meeting  of  the  Board  of Directors shall be held either within or without the
State of Texas at such time and at such place as the Board shall fix; so long as such meeting immediately follows the annual meeting of the shareholders and is at the place of such annual meeting of shareholders.

(b) No notice shall be required of any regular meeting of the Board of Directors and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting when such time and place was fixed before such change, notice of such action shall be given to each director who shall not have been present at the meeting at which such action was taken within the time limited, and in the manner set forth in paragraph (b) of Section 4 of this
Article III, with respect to special meetings, unless such notice shall be waived in the manner set forth in paragraph (c) of such Section 4.

SECTION  3.4  -  SPECIAL MEETINGS; NOTICE:  (Article 2.37)          (a)  Special
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meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, if any, and the President or by a majority of the directors of the Corporation then in office, at such time and place as may be specified in the respective notices or waivers of notice thereof.

(b) Except as otherwise required statute, notice of special meetings shall be mailed directly to each director, addressed to him at his residence or usual place of business, at least two (2) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegram, radio or cable, or shall be delivered to him personally or given to him orally, not later than the day before the day on which the meeting is to be held. A notice, or waiver of notice, except as required by Section 10F Article III, need not specify the business to be transacted at or the purposes or purposes of the meeting.

(c) Notice of any special meeting shall not be required to be given to any director who shall attend such meeting without protesting prior thereto or at its commencement, the lack of notice to him, or who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjourned meeting shall not be required to be given.

SECTION  3.5  -  CHAIRPERSON:     The  Chairperson  of  the Board, if any and if
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present,  shall  preside  at  all  meetings of the Board of Directors.  If there shall be no Chairperson, or he or she shall be absent, then the President shall preside, and in his absence, any other director chosen by the Board of Directors shall preside.

SECTION  3.6  -  QUORUM  AND  ADJOURNMENTS:  (Article  2.35)
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(a)  At  all  meetings  of the Board of Directors, or any committee thereof, the presence of a majority of the entire Board, or such committee thereof, shall constitute a quorum for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation, or by these By-laws.
 .(b) A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, until a quorum shall be present.

SECTION  3.7 - MANNER OF ACTING: (Article 2.35)          (a)  At all meetings of
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the  Board of Directors, each Director present shall have one vote, irrespective of  the  number  of  shares  of  stock,  if  any,  which  he  may  hold.

(b) Except as otherwise provided by statute, by the Articles of Incorporation, or these Bylaws, action approved by a majority of the votes of the Directors present at any meeting of the Board or any committee thereof, at which a quorum is present shall be the act of the Board of Directors. Any action authorized in writing made prior or subsequent to such action, by all of the directors entitled to vote thereon and filed with the minutes of the Corporation shall be the act of the Board of Directors, or any committee thereof, and have the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board.

(c) Where appropriate communications facilities are reasonably available, any or all Directors shall have the right to participate in any Board of Directors meeting, or a committee of the Board of Directors meeting, by means of conference telephone or any means of communications by which all persons participating in the meeting are able to hear each other.

SECTION  3.8 - VACANCIES:  (Article 2.34)          (a)  Any vacancy in the Board
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of  Directors  occurring by reason of an increase in the number of directors, or by reason of the death, resignation, disqualification, removal (unless a vacancy created by the removal of a director by the shareholders shall be filled by the shareholders at the meeting at which the removal was effected) or inability to act of any director, or other cause, shall be filled by an affirmative vote of a majority of the remaining directors, though less than a quorum of the Board or by a sole remaining director, at any regular meeting or special meeting of the Board of Directors called for that purpose.

(b) Unless otherwise provided for by statute, the Articles of Incorporation or these Bylaws, when one or more directors shall resign from the board and such resignation is effective at a future date, a majority of the directors, then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote otherwise to take effect when such resignation or resignations shall become effective.

SECTION  3.9  -  RESIGNATION:     A  Director  may  resign at any time by giving
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written  notice to the Board of Directors, the President or the Secretary of the
Corporation. Such resignation shall be effective upon receipt thereof by the Board of Directors or such officer named herein, or at such subsequent time as shall be specified in such resignation.

SECTION  3.10  -  REMOVAL:  (Article 2.32)          (a)  The shareholders of the
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Corporation  may  remove  one or more Directors with or without cause unless the
Articles  of  Incorporation  of  the  Corporation  provide  otherwise.

(b) If a Director is elected by a voting group of shareholders of the Corporation, only the shareholders of that voting group may participate in the vote to remove him/her.

(c) If cumulative voting is authorized, a Director may not be removed if the number of votes sufficient to elect him/her under cumulative voting is voted against his/her removal. If cumulative voting is not authorized, a Director may be removed only if his/her number of votes cast to remove him/her exceeds the numbers of votes not to remove him/her.

(d) A Director may be removed by the shareholders of the Corporation only at a meeting called for the purpose of removing him/her and the meeting notice must state the purpose, or one of the purposes, of the meeting is removal of the Director.

SECTION 3.11 - SALARY:     No stated salary shall be paid to directors, as such,
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for  their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

SECTION  3.12  -  CONTRACTS:  (Article  2.35-1)     (a)  No  contract  or  other
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transaction  between this Corporation and any other Corporation shall be void or voidable solely for this reason, solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

     (1) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction, by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

     (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

     (3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the shareholders.

(b) Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

(c) Any director, personally and individually, may be a party to or may be interested in any contract or transaction of this Corporation, and no director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such Director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

SECTION  3.13  -  COMMITTEES:  (Article  2.36)     The  Board  of  Directors, by
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resolution  adopted  by  a  majority  of the entire Board, may from time to time appoint from among its members one or more Directors to constitute an executive committee and such other committees, and alternate members thereof, as they deem desirable, each of which consisting of at least one or more members, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each committee shall serve at the pleasure of the Board and shall be governed by the rules, regulations or otherwise stated in these Bylaws.

SECTION  3.14  - PRESUMPTION OF ASSENT.     A director of the corporation who is
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present  at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail, return receipt requested, to the secretary of the corporation immediately after the adjournment of the meeting.

Such right to dissent shall not apply to a director who voted in favor of such action.

SECTION  3.15  -  ACTION  BY  WRITTEN  CONSENT.          Any  action required or
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permitted  to  be  taken  by  the  board  of  directors  or any committee, under applicable law, the articles of incorporation or these bylaws, may be taken without a meeting if a consent in writing, setting forth the action(s) so taken is signed by all the members of the board of directors or committee thereof, as the case may be.

SECTION  3.16  -  INTERESTED  OFFICERS  AND  DIRECTORS.
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(a)  No  contract  or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:
(1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or
(2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or
(3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the shareholders.

(b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

(c) The foregoing provisions shall not be construed so as to invalidate a contract or transaction which would be valid in the absence of these provisions.


                              ARTICLE IV - OFFICERS

SECTION  4.1  -  NUMBER,  QUALIFICATIONS,  ELECTION AND TERM OF OFFICE: (Article
----------------------------------------------------------------------
2.42) (a) The officers of the Corporation shall consist of a president, a secretary, and such other officers as the Board of Directors may from time to time elect or appoint, including, without limitation, a chairman of the board, a chief executive officer, a chief operating officer, a treasurer, and one or more vice presidents. Each officer shall hold office until his successor shall have been duly elected by the board and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. One person may hold more than one office. None of the officers, except the chairperson of the board of directors, need be a director of the Corporation. Except as explicitly provided for in these bylaws, each duly elected or appointed officer of the corporation shall have such powers and duties as may from time to time be prescribed by duly adopted resolution of the board of directors.

(b) The officers of the Corporation shall be elected by the Board of Directors at the annual meeting of the Board following the annual meeting of shareholders.

(c) Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his successor shall have been elected, appointed and qualified, subject to earlier termination by his or her death, resignation or removal.

(d) Each officer shall have such authority and perform such duties as may be provided for in these Bylaws or as may be determined, from time to time, by resolution of the Board not inconsistent with these Bylaws.

(e) No officer shall execute, or acknowledge any instrument in more than one capacity if such instrument is required by law or these Bylaws to be executed, acknowledged, or verified by two or more officers.

SECTION  4.2  -  RESIGNATION:     Any  officer  may resign at any time by giving
-----------------------------
written notice of such resignation to the Board of Directors, or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

SECTION  4.3 - REMOVAL:  (Article 2.43)          Any officer or agent elected or
-----------------------
appointed by the board of directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

SECTION  4.4  -  VACANCIES:     A  vacancy  in  the office of any officer may be
---------------------------
filled by the requisite vote of the board of directors for the unexpired portion of the term.

SECTION  4.5  - DUTIES OF OFFICERS:  (Article 2.42)          All Officers of the
-----------------------------------
Corporation shall, unless otherwise provided by the Board of Directors, have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws, or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

SECTION  4.6  -  SURETIES AND BONDS:     In case the Board of Directors shall so
------------------------------------
require, any officer, employee or agent of the Corporation shall execute to the Corporation a bond in such sum, and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

SECTION  4.7  -  SHARES  OF  OTHER  CORPORATIONS:     The  President,  any  Vice
-------------------------------------------------
President, or such other person as the Board of Directors may authorize may execute any proxy, consent, or right to vote possessed by the Corporation in shares of stock owned by the Corporation subject to the direction of the Board of Directors.

SECTION  4.8  -  COMPENSATION:          The  compensation of the officers of the
-----------------------------
corporation  shall  be  fixed  from  time  to  time  by  the Board of Directors.

SECTION  4.9  -  POWERS  AND DUTIES OF THE OFFICERS:     (a)     Chairman of the
----------------------------------------------------
Board.          The  chairman  of the board, if one is elected, shall preside at all meetings of the board of directors and shareholders, and shall have such other powers and duties as may from time to time be prescribed by duly adopted resolution of the board of directors.


(b)     Chief Executive Officer.          The chief executive officer, if one is
elected, shall be either the chairman of the board or the president of the corporation, as determined from time to time by duly adopted resolution of the board of directors. The chief executive officer, if one is elected, shall preside at all meetings of the board of directors and shareholders if there is no chairman of the board, and shall have such other powers and duties as may from time to time be prescribed by duly adopted resolution of the board of directors.

(c) President. The president shall, subject to the board of directors, have general executive charge, management and control of the properties and operations of the corporation in the ordinary course of its business with all such powers with respect to such responsibilities including the powers of a general manager; the president shall preside at all meetings of the board of directors and shareholders if there is no chairman of the board or the chairman of the board is absent or disabled from acting; the president shall be ex-officio a member of all standing committees; subject to approval by the board of directors, the president may agree upon and execute all division and transfer orders, bonds, contracts and other obligations in the name of the corporation; the president may sign all certificates for shares of capital stock of the corporation; and the president shall see that all orders and resolutions of the board of directors are carried into effect. The president shall have such other powers and duties as may from time to time be prescribed by duly adopted resolution of the board of directors.


(d)     Vice Presidents.          Each vice president shall have such powers and
duties as may from time to time be prescribed by duly adopted resolution of the board of directors or by the president. The vice presidents in the order of their seniority, unless otherwise determined by the board of directors, shall, if the president is absent or disabled from acting, have the authority, exercise the powers and perform the duties of the president during the president's absence or inability to act.


(e) Chief Financial Officer and/or Treasurer. If the board of directors determines to elect both a chief financial officer and a treasurer, both offices shall be held by the same person. The chief financial officer, if one is elected, and/or the treasurer, if one is elected, shall have custody of all the funds and securities of the corporation which come into his hands. When necessary or proper, he may, in behalf of the corporation, endorse for collection checks, notes and other obligations, and shall deposit the same to the credit of the corporation in such bank(s) or depositories as shall be designated in the manner prescribed by the board of directors; and he may sign all receipts and vouchers for payments made to the corporation, either alone or jointly with such other office as is designated by the board of directors. Whenever required by the board of directors, he shall render a statement of his cash account; he shall enter or cause to be entered regularly in the books of the corporation to be kept by him for that purpose full and accurate accounts of all moneys received and paid out on account of the corporation; he shall perform all acts incident to the position of treasurer subject to the control of the board of directors, and he shall, if required by the board of directors, give such bond for the faithful discharge of his duties in such form as the board of directors may require. The chief financial officer and/or the treasurer shall have such other powers and duties as may from time to time be prescribed by duly adopted resolution of the board of directors or by the president.


(f) Secretary. The secretary shall keep the minutes of all meetings of the board of directors and the minutes of all meetings of the shareholders in books provided for that purpose or in any form capable of being converted into written form within a reasonable time; he shall attend to the giving and serving of all notices; he may sign with the president in the name of the corporation all contracts of the corporation and affix the seal of the corporation thereto; he may sign with the president all certificates for shares of the capital stock of the corporation; he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the board of directors may direct, all of which shall at all reasonable times be open to the inspection of any director upon application at the office of the corporation during business hours; and he shall in general perform all duties incident to the office of secretary, subject to the control of the board of directors.

SECTION  4.10  -  BOND:          If  required  by  the  board  of directors, any
-----------------------
officer so required shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office or for the restoration to the corporation, in case of his death, resignation, retirement, or removal from office, of any and all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the corporation.


              ARTICLE V - INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION  5.1  - CORPORATE INDEMNIFICATION:     Each person who at any time is or
------------------------------------------
was a director or officer of the corporation, and who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a "Proceeding", which shall include any appeal in such a Proceeding and any inquiry or investigation that could lead to such a Proceeding), by reason of the fact that such person is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by the corporation to the fullest extent authorized by the TBCA or any other applicable law as may from time to time be in effect (but, in the case of any such amendment or enactment, only to the extent that such amendment or law permits the corporation to provide broader indemnification rights than such law prior to such amendment or enactment permitted the corporation to provide), against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including court costs and attorneys' fees) actually incurred by such person in connection with such Proceeding.

The corporation's obligation under this Section 5.1 include, but are not limited to, the convening of any meeting, and the consideration of any matter thereby, required by statute in order to determine the eligibility of any person for indemnification. Expenses incurred in defending a Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding to the fullest extent permitted, and only in compliance with, the TBCA or any other applicable laws as may from time to time be in effect.

The  corporation's  obligation  to  indemnify  or  to prepay expenses under this
Section 5.1 shall arise, and all rights granted hereunder shall vest, at the time of the occurrence of the transaction or event to which such Proceeding relates, or at the time that the action or conduct to which such Proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such proceeding is first threatened, commenced or completed. Notwithstanding any other provision of the articles of incorporation or these bylaws, no action taken by the corporation, either by amendment of the articles of incorporation or these bylaws or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under this Section 5.1 which shall have become vested as aforesaid prior to the date that such amendment or other corporate action is taken. The rights to indemnification and prepayment of expenses which are conferred to the corporation's directors and officers by this Section 5.1 may be conferred upon any employee or agent of the corporation if, and to the extent authorized by the board of directors.

SECTION  5.2  - INDEMNITY INSURANCE:     The corporation shall have the power to
------------------------------------
purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the TBCA. Without limiting the power of the corporation to procure or maintain any kind of insurance or other arrangement, the corporation may, for the benefit of persons indemnified by the corporation (1) create a trust fund, (2) establish any form of self-insurance,
(3) secure its indemnity obligation by grant of a security interest or other lien on the assets of the corporation, or (4) establish a letter of credit, guaranty or surety arrangement.

                          ARTICLE VI - SHARES OF STOCK

SECTION  6.1  -  CERTIFICATE  OF STOCK:  (Article 2.19 & 2.20)          (a)  The
---------------------------------------
Board of Directors may authorize the issuance of some or all of the shares of the Corporation either with or without certificates. Certificated shares issued by the Corporation shall state upon its face thereof:

          (i) the name of the person to whom such shares are issued, that the corporation is organized under the laws of the State of Texas, the number and class of shares and the designation of the series if any, which such certificate represents, and the par value of each share represented by such certificate, or statement that the shares are without par;
          (ii) shall be signed by the Chairperson of the Board, the President, a Vice President or any other officer authorized by the Board of Directors;
          (iii) the relative rights preferences and limitations applicable to each class, if any, must be summarized on the face or back of each certificate or a statement on the face or back of such certificate that the Corporation will furnish the shareholder a full statement of this information on request to such shareholder and without charge; and
          (iv)  may  bear  the  Corporate  Seal  or  a  facsimile  thereof.

(b) No certificate, if any, representing shares shall be issued for any share until the full amount of consideration therefore has been paid, except as otherwise permitted by law.

(c) The Board of Directors may authorize and issue certificates for fractions of a share, either represented by a certificate or uncertificated, which shall entitle the holder thereof to exercise voting rights, to receive dividends thereon, and participate in any assets of the Corporation in the event of liquidation, or it may authorize the payment in cash of the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the signature of an officer or agent of the Corporation, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder, except as therein provided.

SECTION 6.2 - PAYMENT FOR SHARES:     (a)     Kind.     Subject to any provision
--------------------------------
of the constitution of the State of Texas or the TBCA to the contrary, the board of directors may authorize shares to be issued for consideration consisting of any tangible or intangible benefit to the corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the corporation.

(b)     Valuation.     In  the absence of fraud in the transaction, the judgment
of the board of directors as to the value of consideration received for the issuance of shares shall be conclusive.

(c)     Effect.     When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.

(d)     Allocation  of  Consideration.     The consideration received for shares
shall be allocated by the board of directors, in accordance with law, between stated capital and surplus accounts.

SECTION  6.3  - PREEMPTIVE RIGHTS:     Except to the extent denied or limited by
----------------------------------
the corporation's articles of incorporation, each shareholder of the corporation shall have a preemptive right to acquire for cash additional, unissued, or treasury shares of the corporation ("Shares"), or securities of the corporation convertible into or carrying a right to subscribe to or acquire Shares ("Securities"), as may be issued hereafter from time to time (whether or not presently authorized).

Such preemptive rights may be exercised for a maximum number which is equal to the product of (1) the number of Shares to be issued, or issuable upon conversion of Securities or exercise of Securities' rights, multiplied by (2) the quotient of (i) the number of Shares which a shareholder holds at the time of the issue, divided by (ii) the total number of Shares outstanding at the time of the issue exclusive of treasury shares.

These preemptive rights are subject to pragmatic adjustments which may be made to avoid the issuance of fractional Shares. The corporation shall give each shareholder written notice at least thirty (30) days before the date of issuance of its intent to issue Shares or Securities covered by the preemptive rights of this Section 6.3. Such notice shall state the prospective recipients, date of issuance, price, number and characteristics of the Shares or Securities to be issued. At least fifteen (15) days before the date of issuance stated in the corporation's notice, each shareholder shall give the corporation written notice of intent to exercise preemptive rights under this Section 6.3. Failure by a shareholder to (1) give such notice or (2) to pay for the Shares or Securities to be acquired pursuant to such notice with forty-five (45) days after the date thereof shall constitute a waiver of preemptive rights under this Section 6.3 to the extent of, but only to extent of, the issuance of securities in strict accord with the terms stated in the written notice given by the corporation to all shareholders.

SECTION  6.4  -  LOST  OR DESTROYED CERTIFICATES:  (Bus. & Commerce Code Section
-------------------------------------------------
8.405) The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed or wrongfully taken, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, destroyed or wrongfully taken, if such person

     (a) so attests before the corporation that the shares have been acquired by a bona fide purchaser,

     (b)  files  with  the  corporation  a  sufficient  indemnity  bond;  and

     (c) satisfies such other requirements, including evidence of such loss, theft or destruction, as may be imposed by the corporation.
SECTION  6.5  -  TRANSFERS OF SHARES:  (Article 2.22)     The shares of stock of
-------------------------------------
the corporation shall be transferable only on the books of the corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives, upon surrender to the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto for a like number of shares, to cancel the old certificate and issue any balance certificate for shares not so transferred, and to record the transaction upon its books.

SECTION  6.6  -  RECORD  DATE:  (Article 2.26)     (a)     Meetings.     For the
-----------------------------
purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive a distribution by the corporation (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the board of directors of the corporation may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the share transfer shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

In lieu of closing the share transfer records of the Corporation, the Board of Directors may fix, in advance, a date as of the record date for any such determination of shareholders, such date in any case to be not more than sixty
(60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution by the corporation (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) or a share dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as herein provided, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of share transfer records and the stated period of closing has expired.

(b) Consents. Unless a record date shall have been previously fixed or determined pursuant to this Section 6.6 (b), whenever action by shareholders is proposed to be taken by consent in writing without a meeting of the shareholders, the board of directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors.

If no record date has been fixed by the board of directors and the prior action of the board of directors is not required by the TBCA, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation as provided in Section A of Article 9.10 of the TBCA. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the corporation's principal place of business shall be addressed to the president or the principal executive officer of the Corporation.

If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by the TBCA, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

SECTION  6.7  -  REGISTERED  SHAREHOLDERS:          The  corporation  shall  be
------------------------------------------
entitled to recognize the exclusive right of a person registered on its books as the owner of the share to receive distributions or share dividends, and to vote as such owner, and for all other purposes as such owner; and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Texas.

SECTION  6.8  -  REGULATIONS:     The  board  of  directors shall have power and
-----------------------------
authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of the capital stock of the corporation not inconsistent with these bylaws.


                             ARTICLE VII - ACCOUNTS

SECTION  7.1  - DISTRIBUTIONS / SHARE DIVIDENDS:          The board of directors
------------------------------------------------
may from time to time authorize, and the corporation may take distributions or pay dividends subject to any restrictions in the articles of incorporation and statutory limitation.

SECTION  7.2  -  CASH  DIVIDENDS: (Article 2.38)     The Board of Directors may,
---------------------------------
from time to time, authorize and the Corporation may distribute dividends paid out of any funds available therefore.

SECTION 7.3 - RESERVES:          The board of directors by resolution may create
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a  reserve  or  reserves out of its surplus or designate or allocate any part of surplus in any manner for any proper purpose or purposes, and may increase, decrease or abolish any such reserve, designation, or allocation in the same manner. The board of directors may create such reserve(s) in their absolute discretion (i) at any time(s), including prior to the authentication of, or making or paying any distribution or share dividend, and (ii) for any purpose(s) they deem proper and conducive to the corporation's interest, including, without limitation, meeting contingencies, equalizing distributions or share dividends, and repairing or maintaining the corporation's property.

SECTION  7.4  -  DIRECTORS'  ANNUAL  STATEMENT:     The board of directors shall
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present at each annual meeting of shareholders a full and clear statement of the business and financial condition of the corporation. The officers of the corporation shall mail to any shareholder of record, upon his written request, the latest annual financial statement and the most recent interim financial statements, if any, which have been filed in a public record or otherwise published.

SECTION  7.5 - CHECKS:          All checks or demands for money and notes of the
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corporation  shall be signed by such officer or officers or such other person or persons  as  the  board  of  directors  may  from  time  to  time  designate.

SECTION  7.6  -  FISCAL  YEAR:     The  fiscal  year of the Corporation shall be
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December  31 of each year until such time is fixed by the Board of Directors and from  time  to  time  if  deemed  appropriate  for  the  corporation.


                          ARTICLE VIII - CORPORATE SEAL

The Board of Directors shall authorize, and alter from time to time, a corporate seal, if any, and the corporate seal shall be in such form as shall be approved from time to time by the Board of Directors as they shall see fit. The use of the corporate seal shall not be essential to the validity of any agreement.


                 ARTICLE IX - AMENDMENTS  (Section 4.01 & 4.02)

SECTION  9.1  -  AMENDMENT  BY  SHAREHOLDERS:          Unless  the  articles  of
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incorporation  or  a  bylaw adopted by the shareholders provides otherwise as to all or some portion of these bylaws, the shareholders may amend, repeal or adopt bylaws even though these bylaws may also be amended, repealed or adopted by the board of directors.

SECTION  9.2 - AMENDMENT BY DIRECTORS:     Theses bylaws may be altered, amended
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or repealed or new bylaws may be adopted at any annual or regular meeting of the board of directors or at any special meeting of the board of directors at which a quorum is present provided notice of the proposed alteration, amendment, repeal or adoption be contained in the notice of such meeting, by the affirmative vote of a majority of those directors present at such meeting; provided, however, that no change of the time or place of such annual or special meeting of the board of directors shall be made after the issuance of notice thereof.

SECTION  9.3  -  PROHIBITION ON AMENDMENT BY DIRECTORS:          Notwithstanding
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the  foregoing  Section  9.2,  the  board of directors may not amend or repeal a bylaw, or adopt a contravening bylaw if the articles of incorporation or statute reserve the power to amend such bylaw exclusively to the shareholders in whole or in part, or the shareholders, in amending, repealing or adopting a particular bylaw, expressly provide that the board of directors may not amend or repeal that bylaw.



                      ARTICLE X - MISCELLANEOUS PROVISIONS

SECTION  10.1  -  OFFICES     Until  the  board  of  directors  shall  determine
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otherwise,  the  registered office of the corporation required by the TBCA to be maintained in the State of Texas shall be that set forth in the corporation's articles of incorporation.

The registered office may be changed from time to time by the board of directors in the manner provided by law and need not be identical to the principal place of business of the corporation.